As filed with the Securities and Exchange Commission on January 8, 1999
                                                        ---------------

                                               Commission file number: 0-11734
                                               -------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          CHINA FOOD & BEVERAGE COMPANY
                --------------------------------------------------
             (Exact name of registrant as specified in its charter)


         NEVADA                                               87-0548148
         ------                                               ----------

(State of other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                   Number)


8 West 38th Street, 9th Floor, New York, NY                      10018
-------------------------------------------                      -----

(Address of principal executive offices)                        (Zip Code)


             1999 Stock Option Plan of China Food & Beverage Company
             -------------------------------------------------------

                            (Full title of the plan)


                James Tilton, 8 West 38th St., New York, NY 10018
                -------------------------------------------------

            (Name, address, including zip code, of agent for service)

Telephone number including area code, of agent of service:   (212) 398-7833


                                     CALCULATION OF REGISTRATION FEE

Title of                 Amount to               Proposed                Proposed                 Amount of
Securities to            be                      Maximum                 Maximum                  Registration
be Registered            Registered              Offering Price          Aggregate                Fee
                                                 Per Share(1)            Offering Price
--------------------------------------------------------------------------------------------------------------
Common Stock,            1,000,000               $6.00                   $6,000,000               $1668
issuable upon
exercise of
Options
--------------------------------------------------------------------------------------------------------------

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of January 6, 1999, a date within five business days prior to the date of filing of this registration statement.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                            1999 Stock Option Plan of
                          China Food & Beverage Company

                  Cross-reference Sheet Pursuant to Rule 404(a)

         Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings        Prospectus Heading
------------------------------------------------        ------------------

1.       Plan Information                               Section 10(a) Prospectus

2.       Registrant Information and                     Section 10(a) Prospectus
         Employee Plan Annual Information


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by China Food & Beverage Company, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

         2. All reports  filed by the Company  with the  Commission  pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year ended December 31, 1997.

         3. The description of the Common Stock, par value $.001 ("Common Stock"), being registered pursuant to this registration statement is part of a class of securities registered under section 12 of the Securities Act of 1933, as amended ("Securities Act"). A description of such securities is contained in the Company's Form 10K-SB filed with the commission for the period ended December 31, 1997, and is incorporated herein by reference.

         Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this registration statement have been sold or that deregisters all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.           Description of Securities.

         The Company's common stock, par value $.001 ("Common Stock"), being registered pursuant to this registration statement is part of a class of securities registered under section 12 of the Securities Act of 1933, as amended ("Securities Act"). A description of such securities is contained in the Company's Form 10K-SB filed with the commission for the period ended December 31, 1997, and is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5.           Interests of Named Experts and Counsel.

         No expert named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6.           Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the laws of the State of Nevada, as the same may be amended and supplemented, indemnify its officers and directors under said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of Securityholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to benefit of the heirs, executors, and administrators of such a person. The Company will have the power to purchase and maintain officers' and directors' liability insurance in order to insure against the liabilities for which such officers and directors are indemnified.

Item 7.           Exemption from Registration Claimed.

         Although no restricted securities are being reoffered or resold pursuant to this registration statement, certain control securities may be reoffered, specifically pursuant to a Reoffer Prospectus.

Item 8.           Exhibits.

         The exhibits attached to this registration  statement are listed in the
Exhibit Index, which is found on page 9.

Item 9.           Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





         [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 7, 1999.


China Food & Beverage Company



By:       /s/ James A. Tilton
   --------------------------------
         James A. Tilton, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Tilton, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                            Title                           Date
---------                            -----                           ----


/s/ James A. Tilton           Chief Executive Officer,          January 7, 1999
--------------------
James A. Tilton               President and Director


/s/ Jane Zheng                Director and Secretary            January 7, 1999
--------------------
Jane Zheng

--------------------          Director                          January 7, 1999
Stanley Merdinger

/s/Kitty Chow                                Director           January 7. 1999
------------------
Kitty Chow


------------------                           Director           January 7, 1999
Li, Lin Hu

As filed with the Securities and Exchange Commission on January 8, 1999

File No. 0-11734



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                        --------------------------------



                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                        --------------------------------


                          CHINA FOOD & BEVERAGE COMPANY

                             (A Nevada corporation)
                        --------------------------------

                                INDEX TO EXHIBITS


Exhibit           SEC Ref.               Description of Exhibit
No.               No.

A                 99.1                 1999 Stock Option Plan of the Company

B                  5.1                 Opinion and Consent of Counsel

C                 23.1                 Consent of Certified Public Accountants